UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 10, 2006
                                (Date of Report)

                                  March 8, 2006
                        (Date of earliest event reported)

                           INTERNATIONAL PAPER COMPANY
             (Exact name of registrant as specified in its charter)


         NEW YORK                       1-3157                   13-0872805
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
              (Address and zip code of principal executive offices)

                                 (203) 541-8000
                         (Registrant's telephone number,
                              including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 Other Events

As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (as amended on March 7, 2006), International Paper Company (the "Company") retained liability for claims of patent infringement filed against its former Nevamar business.

On March 8, 2006, the Company entered into a settlement agreement with the plaintiff in the case. The settlement agreement provides for, inter alia, (1) the dismissal of the action with prejudice, (2) payment of $8.55 million to the plaintiff not later than June 30, 2006, and (3) the exchange of releases by the parties from these or any related claims.

The settlement payment will be reflected in the Company's first quarter results for 2006. The amount of the payment, net of established reserves, will not be material to those results.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INTERNATIONAL PAPER COMPANY
                                      (Registrant)


                                      By: /s/ Maura A. Smith
                                          --------------------------------------
                                          Name:  Maura A. Smith
                                          Title: Senior Vice President, General
                                                 Counsel and Corporate Secretary

                                      Date:  March 10, 2006